Exhibit 23.1


                Consent of Beard Miller Company LLP
           Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-89786) of DENTSPLY International Inc. of our report dated June 6, 2005 relating to the financial statements of the DENTSPLY International Inc. 401(k) Savings Plan, which appears in this Form 11-K for the year ended December 31, 2004.


/s/Beard Miller Company LLP





York, Pennsylvania
June 24, 2005